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                                                                  Exhibit 10.18

                                    COGNOS
                         EMPLOYEE STOCK PURCHASE PLAN
                             TERMS AND CONDITIONS
         (as amended by the Cognos Board of Directors on May 10, 2002)

1.PURPOSE

  Participation in the Cognos Employee Stock Purchase Plan (the "Plan") is being extended to all full-time and part-time permanent employees of the Cognos group of companies (the "Corporation"). An employee can enroll in the Plan at any time between December 1, 1993 and November 30, 2005. The Plan is intended to provide a further incentive for employees to promote the best interests of the Corporation and an additional opportunity to participate in its economic progress. The stock subject to this Plan shall be shares of the Corporation's authorized but unissued common stock, no par value. The aggregate number of shares which may be issued pursuant to the Plan is 3,000,000.

2.PAYROLL DEDUCTION

  Under the Plan each participating employee (the "Employee") can elect to have the Corporation deduct an amount per pay period not to exceed 5% of his/her annual target salary divided by the number of pay periods per year provided such amount is greater than $10.00 per month. Commencing on December 1, 1993, the Corporation shall accumulate in its general fund on behalf of each Employee the deductions made in each of the Corporation's fiscal quarters (a "Purchase Period"). An Employee may elect to change the amount deducted at any time to become effective at the beginning of the next Purchase Period.

3.DATE OF ACQUISITION

  On the first trading day after the end of each Purchase Period (the "Date of Acquisition") (i.e., March 1, 1994, June 1, 1994, September 1, 1994 and December 1, 1994 etc. through to November 30, 2005) each Employee's cumulative deductions shall be applied towards the purchase of common shares of Cognos Incorporated (the "Common Shares").

4.PRICE OF ACQUISITION

  The purchase price per share shall be at a 10% discount from the lesser of the simple average of the average of the high and low prices of the Common Shares on The Toronto Stock Exchange (T.S.E.) on each of (a) the first five trading days of the Purchase Period or (b) the last five trading days of the Purchase Period.

5.RECORD OF ACQUISITION

  Within one months after each Date of Acquisition, each Employee shall be furnished with a record of the shares purchased, the purchase price per share, and the balance remaining in his/her account along with the stock certificate covering the shares purchased. No partial shares shall be issued. Amounts remaining in an Employee's account which are insufficient to purchase a whole share shall form the opening balance for the subsequent Purchase Period.

6.TAX CONSEQUENCES

  Because the Plan is available to employees of all of the Cognos group of companies worldwide, no attempt has been made to determine the many special provisions which could be applicable to a particular situation. Employees should consult their own tax advisors to determine the specific tax consequences to them.

7.TRANSFERABILITY OF SHARES

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  The Common Shares issued will be freely transferable on the T.S.E. and in the over-the-counter market in the United States, subject to the requirement that any resales by "affiliates" of the Corporation must be made pursuant to Rule 144 of the United States Securities Act.

8.WITHDRAWAL AND TERMINATION

  An employee may withdraw from the Plan at any time by providing written notice to the attention of:

                            The Corporate Secretary
                              Cognos Incorporated
                                 P.O. Box 9707
                             3755 Riverside Drive
                                Ottawa, Ontario
                                    K1G 4K9

  Upon withdrawal all deducted amounts which have not been applied to the purchase of shares shall be returned to the Employee. No interest will be payable to any Employee in respect of deductions made under the Plan.

  Termination of employment for whatever cause shall constitute withdrawal from the Plan. On termination all outstanding deductions which have not been applied to the purchase of shares shall be immediately returned to the Employee.

9.ADMINISTRATION

  Rights under the Plan are not transferable by an Employee to any other person. All funds received by the Corporation under the Plan shall be included in the general fund of the Corporation. This Plan will be administered by the Corporate Secretary whose decisions with regard thereto shall be final and conclusive. The Plan shall be governed by the laws of the Province of Ontario.

10.ELECTION TO PARTICIPATE

  In order to participate in the Plan an employee must complete the attached Election to Participate form by filling in the date deductions are to commence and the amount of money per pay period which he/she desires to have withheld. The form must then be dated, signed and returned to the Corporate Secretary.

  If you have any questions, please contact the Coordinator Shareholder Relations at the Ottawa-Riverside office (738-1338 ext. 3392).

11.RESTRICTION ON PURCHASES

  No employee of the Corporation may purchase Common Shares under the Plan that, together with all of the Corporation's previously established or proposed share compensation arrangements, could result, at any time, in:

  (a) the number of Common Shares purchased or reserved for issuance to such persons exceeding ten per cent (10%) of the number of Common Shares outstanding on a non-diluted basis at such time ("outstanding issue");

  (b) the purchase or issue to such persons, within a one-year period, of more than ten per cent (10%) of the outstanding issue of Common Shares; or

  (c) the purchase or issue to any one of such persons, within a one-year period, of more than five per cent of the outstanding issue of Common Shares.

  The foregoing limits will be adjusted to reflect any adjustments in the capital the of the Corporation.

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                            ELECTION TO PARTICIPATE

TO:COGNOS INCORPORATED and its subsidiaries and affiliates (the "Corporation")

I, the undersigned, acknowledge having received and read the Cognos Employee Stock Purchase Plan (the "Plan") and agree to the terms contained therein. I hereby authorize the Corporation in accordance with the terms of the Plan
commencing                        , 200   to withhold by way of payroll
deduction:                    per pay period

(NOTE: The amount indicated may not exceed 5% of your target salary divided by the number of pay periods per year).

Unless given notice of any withdrawal from the Plan, I further authorize and direct the Corporation on my behalf to apply the proceeds from such deductions towards purchase of Common Shares of Cognos Incorporated on the first trading day after the end of each Purchase Period.

I recognize and agree that purchase of such shares is conditional upon my being a full-time employee of the Corporation at the time of purchase. I acknowledge and agree that termination of employment for whatever cause shall render my participation in the Plan null and void and all deductions made on my behalf since the end of the fiscal quarter which preceded my termination shall be returned to me in full.

                                       Signature:  ---------------------------

                                       Name:       ---------------------------
                                       (Please Print)

                                       Date:       ---------------------------

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